CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report, dated August 30, 2019, relating to the financial statements of MJ Harvest, Inc. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus. We understand Amendment No. 1 to the S-1 Registration Statement is being filed December 2, 2019.

/s/ DeCoria, Maichel & Teague P.S.

DeCoria, Maichel & Teague P.S.

December 2, 2019

Spokane, Washington